Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITOR



We have issued our report dated January 31, 2003, accompanying the financial statements of First Security Group, Inc. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, contained in Form 10-K. We consent to the use of the aforementioned report in Form 10-K.


                        JOSEPH DECOSIMO AND COMPANY, LLP


Chattanooga, Tennessee
March 31, 2003


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